Exhibit 99.1

IASIS Healthcare Announces Fourth Quarter and Year-End 2013 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--December 19, 2013--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal fourth quarter and year ended September 30, 2013. Effective October 1, 2013, IASIS completed the sale of its Florida operations. Accordingly, the results of the Company’s Florida operations are classified as discontinued operations in the accompanying consolidated financial statements and have been excluded from segment information, consolidated financial and operating data and supplemental consolidated statements of operations information for the fiscal fourth quarters and years ended September 30, 2013 and 2012.

Key Financial & Operating Results

Fourth Quarter Fiscal 2013

Net revenue for the fourth quarter totaled $584.7 million, an increase of 0.4% compared to $582.5 million in the prior year quarter. Adjusted EBITDA for the fourth quarter totaled $65.0 million, compared to $64.1 million in the prior year quarter.

In the fourth quarter, admissions declined 4.0% and adjusted admissions increased 1.8%, each compared to the prior year quarter. Net patient revenue per adjusted admission in the fourth quarter decreased 1.9% compared to the prior year quarter.

“We are pleased that our fourth quarter and year-end results demonstrate our ability to effectively and efficiently manage our business in the face of an ongoing challenging operating environment,” said IASIS Healthcare President and Chief Executive Officer Carl Whitmer. “Despite additional reimbursement cuts, generally soft inpatient volumes and growing uncompensated care, our operations teams were able to continue to improve our clinical performance scores – all while reducing our expenses and achieving major milestones in our strategic roadmap.”

Whitmer added, “As we look forward, we believe the work we have undertaken over the past several years to truly integrate our proven population health management experience with our demonstrated operations efficiency has positioned IASIS Healthcare for long-term success in the new era of value-based healthcare delivery.”

Year-to-Date Fiscal 2013

Net revenue for the year ended September 30, 2013, totaled $2.4 billion, an increase of 2.1% compared to $2.3 billion in the prior year. Adjusted EBITDA for the year ended September 30, 2013, totaled $260.8 million, compared to $282.8 million in the prior year. A comparison of the results for fiscal year 2013 to the prior year is impacted by the following:

  The net favorable impact of certain prior period Medicare related adjustments, which increased net revenue by $9.7 million and adjusted EBITDA by $6.3 million in fiscal 2012;
  Continued reimbursement pressures in Texas, resulting in Medicaid rate reductions and an additional $6.1 million of changes in other related reimbursement estimates associated with the Company’s Houston market in fiscal 2013 that are not expected to recur; and
  Costs and start-up related losses associated with certain long-term strategic investments in the Company’s Houston market totaling $2.9 million.

For the year ended September 30, 2013, admissions declined 1.0% and adjusted admissions increased 2.9%, each compared to the prior year. Net patient revenue per adjusted admission for the year ended September 30, 2013, decreased 0.3% compared to the prior year. Excluding the impact of the net favorable Medicare related adjustments in the prior year, net patient revenue per adjusted admission for the year ended September 30, 2013, increased 0.3% compared to the adjusted prior year.

Cash Flow Analysis

As previously announced, IASIS closed two transactions during the fiscal fourth quarter ended September 30, 2013, a sale-leaseback of the real estate at three of its facilities and the sale of its Florida operations, that raised gross proceeds totaling $427.0 million.

Cash flows provided by operations for the year ended September 30, 2013, totaled $95.3 million, compared to $41.9 million in the prior year. Cash flows provided by operations in the year ended September 30, 2013, have been negatively affected by the state of Texas’ delay in funding reimbursement earned by Texas hospitals under certain supplemental Medicaid reimbursement programs, including disproportionate share and uncompensated care programs, totaling $66.8 million through the end of the Company’s fiscal year 2013. IASIS received approximately $27.0 million of funding under these supplemental reimbursement programs during the first quarter of fiscal 2014 and expects to receive the balance during the first half of fiscal 2014.

Conference Call

A listen-only simulcast and 30-day replay of IASIS’ fourth quarter and year-end 2013 conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on December 19, 2013. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare, located in Franklin, Tennessee, is a leading provider and manager of high-quality, affordable healthcare services in urban and suburban markets. With total annual net revenue of approximately $2.4 billion, IASIS owns and operates 16 acute care hospitals, one behavioral health hospital, several outpatient service facilities, more than 145 physician clinics, and Health Choice, a provider-owned, managed care organization and insurer delivering healthcare services to more than 179,000 members through multiple health plans, integrated delivery systems and managed care solutions. IASIS offers a variety of access points for convenient patient care in numerous regions across the U.S., including: Salt Lake City, Utah; Phoenix, Arizona; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, gain (loss) on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Credit agreement adjusted EBITDA reflects adjusted EBITDA as well as certain adjustments to net earnings permitted under the Company’s senior credit agreement. Pro forma adjusted EBITDA reflects credit agreement adjusted EBITDA, as well as certain non-recurring and prior period adjustments. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Management believes credit agreement adjusted EBITDA and pro forma adjusted EBITDA provide additional detail with respect to the Company’s operating performance and ability to service its indebtedness. None of adjusted EBITDA, credit agreement adjusted EBITDA or pro forma adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such EBITDA measures are significant components in understanding and assessing financial performance. None of such EBITDA measures should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Such EBITDA measures may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA, credit agreement adjusted EBITDA and pro forma adjusted EBITDA and reconciling net earnings (loss) from continuing operations to such EBITDA measures is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012
Net revenue
Acute care revenue before provision for bad debts	$546,130	$526,186	$2,182,966	$2,041,124
Less: Provision for bad debts	(103,491)	(82,554)	(370,505)	(282,506)
Acute care revenue	442,639	443,632	1,812,461	1,758,618
Premium revenue	142,093	138,913	564,152	569,142
Net revenue	584,732	582,545	2,376,613	2,327,760

Costs and expenses
Salaries and benefits (includes stock-based compensation of $909, $6,113, $3,855 and $10,077, respectively)	225,795	223,210	896,081	833,389
Supplies	75,229	75,745	315,953	302,815
Medical claims	118,738	116,835	467,294	466,125
Rentals and leases	14,522	10,483	55,157	44,595
Other operating expenses	97,673	112,647	407,660	430,490
Medicare and Medicaid EHR incentives	(11,316)	(14,342)	(22,525)	(22,426)
Interest expense, net	33,222	33,914	133,209	137,990
Depreciation and amortization	25,003	25,033	97,609	103,917
Management fees	1,250	1,250	5,000	5,000
Total costs and expenses	580,116	584,775	2,355,438	2,301,895

Earnings (loss) from continuing operations before gain (loss) on disposal of assets and income taxes	4,616	(2,230)	21,175	25,865
Gain (loss) on disposal of assets, net	(9,626)	1,829	(8,977)	2,243

Earnings (loss) from continuing operations before income taxes	(5,010)	(401)	12,198	28,108
Income tax expense (benefit)	(2,582)	(760)	5,434	2,572

Net earnings (loss) from continuing operations	(2,428)	359	6,764	25,536
Earnings from discontinued operations, net of income taxes	2,886	2,616	3,735	6,052

Net earnings	458	2,975	10,499	31,588
Net earnings attributable to non-controlling interests	(4,026)	(3,388)	(7,215)	(8,712)

Net earnings (loss) attributable to IASIS Healthcare LLC	$(3,568)	$(413)	$3,284	$22,876

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	Sept. 30, 2013	Sept. 30, 2012

ASSETS

Current assets
Cash and cash equivalents	$438,131	$48,882
Accounts receivable, net	371,006	356,618
Inventories	57,781	67,650
Deferred income taxes	26,096	19,744
Prepaid expenses and other current assets	126,412	117,851
Assets held for sale	119,141	–
Total current assets	1,138,567	610,745

Property and equipment, net	833,169	1,171,657
Goodwill	816,410	818,424
Other intangible assets, net	25,957	29,161
Other assets, net	66,162	68,498
Total assets	$2,880,265	$2,698,485

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$129,542	$111,928
Salaries and benefits payable	62,884	65,390
Accrued interest payable	27,519	28,034
Medical claims payable	57,514	61,142
Other accrued expenses and other current liabilities	92,553	89,890
Current portion of long-term debt and capital lease obligations	13,221	13,387
Advance from divestiture	144,803	–
Liabilities held for sale	3,208	–
Total current liabilities	531,244	369,771

Long-term debt and capital lease obligations	1,852,822	1,853,107
Deferred income taxes	115,592	120,961
Other long-term liabilities	123,120	104,110

Non-controlling interests with redemption rights	105,464	99,164

Equity
Member’s equity	142,262	141,589
Non-controlling interests	9,761	9,783
Total equity	152,023	151,372
Total liabilities and equity	$2,880,265	$2,698,485

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Year Ended September 30,
	2013	2012
Cash flows from operating activities
Net earnings	$10,499	$31,588
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	97,609	103,917
Amortization of loan costs	7,612	7,309
Stock-based compensation	3,855	10,077
Deferred income taxes	(3,933)	13,576
Income tax benefit from exercise of employee stock options	16	6
Income taxes related to parent company interest	489	(191)
Fair value change in interest rate hedges	–	(1,410)
Amortization of other comprehensive loss	–	2,057
Loss (gain) on disposal of assets, net	8,977	(2,243)
Earnings from discontinued operations, net	(3,735)	(6,052)
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(7,947)	(63,321)
Inventories, prepaid expenses and other current assets	(13,368)	(44,929)
Accounts payable, other accrued expenses and other accrued liabilities	2,726	(17,573)
Net cash provided by operating activities – continuing operations	102,800	32,811
Net cash provided by (used in) operating activities – discontinued operations	(7,455)	9,046
Net cash provided by operating activities	95,345	41,857

Cash flows from investing activities
Purchases of property and equipment	(107,344)	(98,278)
Cash received (paid) for acquisitions, net	2,996	(8,163)
Cash advance on divestiture	144,803	–
Cash received in sale-leaseback of real estate	277,983	–
Proceeds from sale of assets	88	30
Change in other assets, net	695	4,949
Net cash provided by (used in) investing activities – continuing operations	319,221	(101,462)
Net cash used in investing activities – discontinued operations	(4,441)	(14,419)
Net cash provided by (used in) investing activities	314,780	(115,881)

Cash flows from financing activities
Payment of debt and capital lease obligations	(178,500)	(14,177)
Proceeds from revolving credit facilities	165,000	–
Debt financing costs incurred	(1,024)	(998)
Distributions to non-controlling interests	(6,012)	(8,666)
Cash received for the sale of non-controlling interests	849	–
Cash paid for the repurchase of non-controlling interests	(1,211)	(589)
Other	22	9
Net cash used in financing activities	(20,876)	(24,421)

Change in cash and cash equivalents	389,249	(98,445)
Cash and cash equivalents at beginning of period	48,882	147,327
Cash and cash equivalents at end of period	$438,131	$48,882

Supplemental disclosure of cash flow information
Cash paid for interest	$125,613	$132,134
Cash received for income taxes, net	$16,181	$13,946

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended September 30, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$546,130	$–	$–	$546,130
Less: Provision for bad debts	(103,491)	–	–	(103,491)
Acute care revenue	442,639	–	–	442,639
Premium revenue	–	142,093	–	142,093
Revenue between segments	1,758	–	(1,758)	–
Net revenue	444,397	142,093	(1,758)	584,732

Salaries and benefits (excludes stock-based compensation)	218,521	6,365	–	224,886
Supplies	75,188	41	–	75,229
Medical claims	–	120,496	(1,758)	118,738
Rentals and leases	14,170	352	–	14,522
Other operating expenses	91,724	5,949	–	97,673
Medicare and Medicaid EHR incentives	(11,316)	–	–	(11,316)
Adjusted EBITDA	56,110	8,890	–	65,000

Interest expense, net	33,222	–	–	33,222
Depreciation and amortization	23,951	1,052	–	25,003
Stock-based compensation	909	–	–	909
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before loss on disposal of assets and income taxes	(3,222)	7,838	–	4,616
Loss on disposal of assets, net	(9,626)	–	–	(9,626)
Earnings (loss) from continuing operations before income taxes	$(12,848)	$7,838	$–	$(5,010)

	For the Quarter Ended September 30, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$526,186	$–	$–	$526,186
Less: Provision for bad debts	(82,554)	–	–	(82,554)
Acute care revenue	443,632	–	–	443,632
Premium revenue	–	138,913	–	138,913
Revenue between segments	1,879	–	(1,879)	–
Net revenue	445,511	138,913	(1,879)	582,545

Salaries and benefits (excludes stock-based compensation)	212,017	5,080	–	217,097
Supplies	75,702	43	–	75,745
Medical claims	–	118,714	(1,879)	116,835
Rentals and leases	10,081	402	–	10,483
Other operating expenses	107,271	5,376	–	112,647
Medicare and Medicaid EHR incentives	(14,342)	–	–	(14,342)
Adjusted EBITDA	54,782	9,298	–	64,080

Interest expense, net	33,914	–	–	33,914
Depreciation and amortization	23,825	1,208	–	25,033
Stock-based compensation	6,113	–	–	6,113
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(10,320)	8,090	–	(2,230)
Gain on disposal of assets, net	1,829	–	–	1,829
Earnings (loss) from continuing operations before income taxes	$(8,491)	$8,090	$–	$(401)

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Year Ended September 30, 2013
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$2,182,966	$–	$–	$2,182,966
Less: Provision for bad debts	(370,505)	–	–	(370,505)
Acute care revenue	1,812,461	–	–	1,812,461
Premium revenue	–	564,152	–	564,152
Revenue between segments	7,092	–	(7,092)	–
Net revenue	1,819,553	564,152	(7,092)	2,376,613

Salaries and benefits (excludes stock-based compensation)	868,241	23,985	–	892,226
Supplies	315,770	183	–	315,953
Medical claims	–	474,386	(7,092)	467,294
Rentals and leases	53,613	1,544	–	55,157
Other operating expenses	384,212	23,448	–	407,660
Medicare and Medicaid EHR incentives	(22,525)	–	–	(22,525)
Adjusted EBITDA	220,242	40,606	–	260,848

Interest expense, net	133,209	–	–	133,209
Depreciation and amortization	93,461	4,148	–	97,609
Stock-based compensation	3,855	–	–	3,855
Management fees	5,000	–	–	5,000
Earnings (loss) from continuing operations before loss on disposal of assets and income taxes	(15,283)	36,458	–	21,175
Loss on disposal of assets, net	(8,977)	–	–	(8,977)
Earnings (loss) from continuing operations before income taxes	$(24,260)	$36,458	$–	$12,198

	For the Year Ended September 30, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$2,041,124	$–	$–	$2,041,124
Less: Provision for bad debts	(282,506)	–	–	(282,506)
Acute care revenue	1,758,618	–	–	1,758,618
Premium revenue	–	569,142	–	569,142
Revenue between segments	7,092	–	(7,092)	–
Net revenue	1,765,710	569,142	(7,092)	2,327,760

Salaries and benefits (excludes stock-based compensation)	801,785	21,527	–	823,312
Supplies	302,587	228	–	302,815
Medical claims	–	473,217	(7,092)	466,125
Rentals and leases	43,062	1,533	–	44,595
Other operating expenses	408,012	22,478	–	430,490
Medicare and Medicaid EHR incentives	(22,426)	–	–	(22,426)
Adjusted EBITDA	232,690	50,159	–	282,849

Interest expense, net	137,990	–	–	137,990
Depreciation and amortization	100,033	3,884	–	103,917
Stock-based compensation	10,077	–	–	10,077
Management fees	5,000	–	–	5,000
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(20,410)	46,275	–	25,865
Gain on disposal of assets, net	2,243	–	–	2,243
Earnings (loss) from continuing operations before income taxes	$(18,167)	$46,275	$–	$28,108

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012
Consolidated Hospital Facilities (1)
Number of acute care hospital facilities at end of period	16	16	16	16
Licensed beds at end of period	3,803	3,732	3,803	3,732
Average length of stay (days)	5.0	5.0	5.1	5.0
Occupancy rates (average beds in service)	47.7%	50.8%	49.8%	50.1%
Admissions	26,568	27,681	109,211	110,278
Percentage change	(4.0%)		(1.0%)
Adjusted admissions	48,600	47,762	192,276	186,822
Percentage change	1.8%		2.9%
Patient days	133,712	139,283	554,871	546,385
Adjusted patient days	244,597	240,325	976,900	925,630
Outpatient revenue as a percentage of gross patient revenue	45.3%	42.0%	43.2%	41.0%

(1) Excludes the Company’s Florida operations, which are now reflected in discontinued operations.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012
Consolidated Results
Net earnings (loss) from continuing operations	$(2,428)	$359	$6,764	$25,536
Add:
Interest expense, net	33,222	33,914	133,209	137,990
Income tax expense (benefit)	(2,582)	(760)	5,434	2,572
Depreciation and amortization	25,003	25,033	97,609	103,917
Stock-based compensation	909	6,113	3,855	10,077
Loss (gain) on disposal of assets, net	9,626	(1,829)	8,977	(2,243)
Management fees	1,250	1,250	5,000	5,000
Adjusted EBITDA	65,000	64,080	260,848	282,849
Savings related to strategic hospital cost initiatives	–	–	10,941	–
Costs savings associated with the restructuring of physician operations	–	–	1,862	–
Facilities opening and project start-up costs	–	–	1,842	–
Severance and other non-recurring restructuring costs	953	251	3,531	2,319
Acquisition related costs	159	1,022	1,714	1,675
Other items	–	(19)	259	911
Credit agreement adjusted EBITDA (1)	66,112	65,334	280,997	287,754
Non-recurring and prior period adjustments (2) (3)	–	–	6,102	(6,286)
Pro forma adjusted EBITDA (4)	$66,112	$65,334	$287,099	$281,468

(1) Includes adjustments allowed under the Company’s senior credit agreement.
(2) Reflects non-recurring changes in reimbursement estimates in the year ended September 30, 2013.
(3) Reflects the net favorable impact of certain prior period Medicare related adjustments during the year ended September 30, 2012.
(4) Reflects credit agreement adjusted EBITDA, plus the impact of certain non-recurring and prior period adjustments.

CONTACT:
IASIS Healthcare® LLC
Investor Contact:
W. Carl Whitmer, 615-844-2747
President and Chief Executive Officer
or
John M. Doyle, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Simpson, 615-467-1255
VP, Corporate Communications